                                                                     Exhibit 4.2


                                                                  EXECUTION COPY




                          REGISTRATION RIGHTS AGREEMENT


                                      among


                         AMN HEALTHCARE SERVICES, INC.,

                           HWH CAPITAL PARTNERS, L.P.,

                         HWH NIGHTINGALE PARTNERS, L.P.,

                       HWP NIGHTINGALE PARTNERS II, L.P.,

                         HWP CAPITAL PARTNERS II, L.P.,

                                 STEVEN FRANCIS,

                   THE FRANCIS FAMILY TRUST DATED MAY 24, 1996

                                       and

                   BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.


                   ------------------------------------------
                            Dated: November 16, 2001
                   ------------------------------------------

                                TABLE OF CONTENTS


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1.       Definitions...............................................................................     1

2.       General; Securities Subject to this Agreement.............................................     5
         (a)      Grant of Rights..................................................................     5
         (b)      Registrable Securities...........................................................     5
         (c)      Holders of Registrable Securities................................................     5

3.       Demand Registration.......................................................................     5
         (a)      Request for Demand Registration..................................................     5
         (b)      Incidental or "Piggy-Back" Rights with Respect to a Demand Registration..........     6
         (c)      Effective Demand Registration....................................................     7
         (d)      Expenses.........................................................................     7
         (e)      Underwriting Procedures..........................................................     7
         (f)      Selection of Underwriters........................................................     8

4.       Incidental or "Piggy-Back" Registration...................................................     8
         (a)      Request for Incidental Registration..............................................     8
         (b)      Expenses.........................................................................     9

5.       Form S-3 Registration.....................................................................     9
         (a)      Request for a Form S-3 Registration..............................................     9
         (b)      Form S-3 Underwriting Procedures.................................................     9
         (c)      Limitations on Form S-3 Registrations............................................    10
         (d)      Expenses.........................................................................    11
         (e)      No Demand Registration...........................................................    11

6.       Holdback Agreements.......................................................................    11
         (a)      Restrictions on Public Sale by Designated Holders................................    11
         (b)      Restrictions on Public Sale by the Company.......................................    11

7.       Registration Procedures...................................................................    12
         (a)      Obligations of the Company.......................................................    12
         (b)      Seller Information...............................................................    15
         (c)      Notice to Discontinue............................................................    15
         (d)      Registration Expenses............................................................    16

8.       Indemnification; Contribution.............................................................    16
         (a)      Indemnification by the Company...................................................    16
         (b)      Indemnification by Designated Holders............................................    17
         (c)      Conduct of Indemnification Proceedings...........................................    17
         (d)      Contribution.....................................................................    18

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                                                                                                      Page
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9.       Rule 144..................................................................................    19

10.      Miscellaneous.............................................................................    19
         (a)      Recapitalizations, Exchanges, etc................................................    19
         (b)      No Inconsistent Agreements.......................................................    19
         (c)      Remedies.........................................................................    20
         (d)      Amendments and Waivers...........................................................    20
         (e)      Notices..........................................................................    20
         (f)      Successors and Assigns; Third Party Beneficiaries................................    22
         (g)      Counterparts.....................................................................    22
         (h)      Headings.........................................................................    23
         (i)      Governing Law....................................................................    23
         (j)      Severability.....................................................................    23
         (k)      Rules of Construction............................................................    23
         (l)      Entire Agreement.................................................................    23
         (m)      Further Assurances...............................................................    23
         (n)      Other Agreements.................................................................    23

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated November 16, 2001, among AMN Healthcare Services, Inc., a Delaware corporation (formerly known as AMN Holdings, Inc.) (the "Company"), HWH Capital Partners, L.P., a Delaware limited partnership ("HWH Capital Partners"), HWH Nightingale Partners, L.P., a Delaware limited partnership ("HWH Nightingale"), HWP Capital Partners II, L.P., a Delaware limited partnership ("HWP Capital Partners II"), HWP Nightingale Partners II, L.P., a Delaware limited partnership ("HWP Nightingale II" and together with HWH Capital Partners, HWH Nightingale and HWP Capital Partners II, the "HWP Stockholders"), Steven Francis and Gayle Francis, as Trustees of the Francis Family Trust dated May 24, 1996 (the "Trust"), Steven Francis ("Francis" and together with the Trust, the "Francis Stockholders") and BancAmerica Capital Investors SBIC I, L.P. ("BancAmerica").

         WHEREAS, the Company intends to consummate an Initial Public Offering (as hereinafter defined);

         WHEREAS, the parties hereto desire to provide for, among other things, the grant of registration rights with respect to the Registrable Securities (as hereinafter defined) in contemplation of such Initial Public Offering (as hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Approved Underwriter" has the meaning set forth in Section 3(f) of this Agreement.

         "BancAmerica" has the meaning set forth in the preamble to this Agreement.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "Closing Price" means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or
(b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking firm selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

         "Company" has the meaning set forth in the preamble to this Agreement.

         "Company Underwriter" has the meaning set forth in Section 4(a) of this Agreement.

         "Demand Registration" has the meaning set forth in Section 3(a) of this Agreement.

         "Designated Holder" means each of the HWP Stockholders, the Francis Stockholders and BancAmerica and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Francis" has the meaning set forth in the preamble to this Agreement.

         "Francis Stockholders" has the meaning set forth in the preamble to this Agreement.

         "Holders' Counsel" has the meaning set forth in Section 7(a)(i) of this Agreement.

         "HWH Capital Partners" has the meaning set forth in the preamble to this Agreement.

         "HWP Capital Partners II" has the meaning set forth in the preamble to this Agreement.

         "HWH Nightingale" has the meaning set forth in the preamble to this Agreement.

         "HWP Nightingale II" has the meaning set forth in the preamble to this Agreement.

         "HWP Stockholders" has the meaning set forth in the preamble to this Agreement.

         "Incidental Registration" has the meaning set forth in Section 4(a) of this Agreement.

         "Indemnified Party" has the meaning set forth in Section 8(c) of this Agreement.

         "Indemnifying Party" has the meaning set forth in Section 8(c) of this Agreement.

         "Initial Public Offering" means the initial public offering of the shares of Common Stock of the Company pursuant to an effective Registration Statement filed under the Securities Act.

         "Initiating Holders" has the meaning set forth in Section 3(a) of this Agreement.

         "Inspector" has the meaning set forth in Section 7(a)(vii) of this Agreement.

         "IPO Effectiveness Date" means the date upon which the Company consummates the Initial Public Offering.

         "Liability" has the meaning set forth in Section 8(a) of this Agreement.

         "Market Price" means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading; provided, however, that if the Closing Price is determined pursuant to clause (d) of the definition of Closing Price, the "Market Price" means such Closing Price on the date of determination.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Records" has the meaning set forth in Section 7(a)(vii) of this Agreement.

         "Registrable Securities" means each of the following: (a) any and all shares of Common Stock now or hereafter owned by the Designated Holders or issued or issuable upon conversion of any convertible securities or exercise of any warrants or options held by any of the Designated Holders and (b) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

         "Registration Expenses" has the meaning set forth in Section 7(d) of this Agreement.

         "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

         "Rights Agreement" has the meaning set forth in Section 10(l) of this Agreement.

         "S-3 Initiating Holders" has the meaning set forth in Section 5(a) of this Agreement.

         "S-3 Registration" has the meaning set forth in Section 5(a) of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Stockholders Agreement" has the meaning set forth in Section 10(l) of this Agreement.

         "Trust" has the meaning set forth in the preamble to this Agreement.

         "Valid Business Reason" has the meaning set forth in Section 3(a) of this Agreement.

         2.       General; Securities Subject to this Agreement.

                  (a) Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

                  (b) Registrable Securities. For the purposes of this Agreement, Registrable Securities held by any Designated Holder will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) (x) the entire amount of the Registrable Securities held by any Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Designated Holder owns less than one percent (1%) of the outstanding shares of Common Stock on a fully diluted basis or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

                  (c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

         3.       Demand Registration.

                  (a) Request for Demand Registration. The HWP Stockholders as a group, acting through HWH Capital Partners or its written designee, or BancAmerica may make a written request to the Company to register (the party making such request, the "Initiating Holders"), and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "Demand Registration"), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (x) more than five such Demand Registrations requested by the HWP Stockholders and more than one such Demand Registration requested by BancAmerica, (y) a Demand Registration if the

Initiating Holders, together with the Designated Holders (other than the Initiating Holders) which have requested to register securities in such registration pursuant to Section 3(b), propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities) to the public of less than $5,000,000 and (z)(i) in the case of a Demand Registration requested by the HWP Stockholders, any such Demand Registration commencing prior to 180 days after the IPO Effectiveness Date or (ii) in the case of a Demand Registration requested by BancAmerica, any such Demand Registration commencing prior to one year after the IPO Effectiveness Date. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a "Valid Business Reason"), the Company may
(x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than
(i) forty-five (45) days in the case of a Demand Registration requested by the HWP Stockholders and (ii) nine (9) months in the case of a Demand Registration requested by BancAmerica, and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more forty-five (45) days (in the case of a Demand Registration requested by the HWP Stockholders) or nine (9) months (in the case of a Demand Registration requested by BancAmerica) have passed since such withdrawal or postponement, the Initiating Holders may request a new Demand Registration). The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(a) more than once in any eighteen (18) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

                  (b) Incidental or "Piggy-Back" Rights with Respect to a Demand Registration. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) may offer its or his Registrable Securities under any Demand Registration pursuant to this
Section 3. Within five (5) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to
Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated

Holder shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Section 3(b) with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3(b) prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, (i) as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder or (ii) if the Closing Price declines by more than forty percent (40%) from the date the Initiating Holders requested such Demand Registration.

                  (c) Effective Demand Registration. The Company shall use its commercially reasonable efforts to cause any such Demand Registration to become and remain effective not later than sixty (60) days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold or (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

                  (d) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

                  (e) Underwriting Procedures. If the Company or the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with
Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as set forth below. If the Approved Underwriter advises the

Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Initiating Holders and any Designated Holder participating in the offering pursuant to the terms of Section 3(b), which Registrable Securities shall be allocated pro rata among such Initiating Holders and Designated Holders, based on the number of Registrable Securities held by each such Initiating Holder or Designated Holder, as the case may be, second, any other securities of the Company requested by holders thereof to be included in such registration, which such securities shall be allocated pro rata among such stockholders, based on the number of the Company's securities held by each such stockholder, and third, securities offered by the Company for its own account.

                  (f) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders or S-3 Initiating Holders, as the case may be, such approval not to be unreasonably withheld.

         4.       Incidental or "Piggy-Back" Registration.

                  (a) Request for Incidental Registration. At any time after the IPO Effectiveness Date, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "Incidental Registration"). The Company shall use its commercially reasonable efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this
Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as set forth below. If the Company Underwriter determines that the registration of all or part of the securities that have been requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect, first, all of the securities to be offered for the account of the Company and second, any other securities of the Company requested by stockholders to be included in such offering (including the Designated Holders), which such securities shall be allocated pro rata among the stockholders participating in the offering based on the number of the Company's securities held by each such stockholder.

                  (b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

         5.       Form S-3 Registration.

                  (a) Request for a Form S-3 Registration. The Company will use its commercially reasonable efforts to file all required reports under the Exchange Act in order to qualify for the use of Form S-3 under the Securities Act; provided, that this covenant shall not require the Company to remain a reporting company under the Exchange Act if the Company shall have determined to enter into a merger, acquisition, going private transaction or similar transaction. Upon the Company becoming eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities, in the event that the Company shall receive from one or more of the HWP Stockholders, acting through HWH Capital Partners or its written designee (the "S-3 Initiating Holders"), a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (an "S-3 Registration"), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least ten (10) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such registration. With respect to each S-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and the Designated Holders (who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein) and (ii) use its commercially reasonable efforts to cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable.

                  (b) Form S-3 Underwriting Procedures. If the S-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f).

In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as set forth below. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the S-3 Initiating Holders and the other Designated Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the S-3 Initiating Holders and any Designated Holder participating in the offering pursuant to the terms of Section 5(a) hereof, which such Registrable Securities shall be allocated pro rata among such S-3 Initiating Holders and Designated Holders, based on the number of Registrable Securities held by each such S-3 Initiating Holder or Designated Holder, as the case may be, second, any other securities of the Company requested by holders thereof to be included in such registration, which such securities shall be allocated pro rata among such stockholders, based on the number of the Company's securities held by each such stockholder, and third, securities offered by the Company for its own account.

                  (c) Limitations on Form S-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than forty-five (45) days following the request and (y) in case a Registration Statement has been filed relating to a S-3 Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than forty-five (45) days have passed since such withdrawal or postponement, the S-3 Initiating Holder may request the prompt amendment or supplement of such Registration Statement or a new S-3 Registration). The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing, under either this Section or
Section 3(a), due to a Valid Business Reason more than once in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor thereto), (ii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or
(iii) if the S-3 Initiating Holders, together with the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under
Section 5(a)) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $5,000,000.

                  (d) Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration become effective.

                  (e) No Demand Registration. No registration requested by any Designated Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

         6.       Holdback Agreements.

                  (a) Restrictions on Public Sale by Designated Holders. Any Designated Holder selling Registrable Securities pursuant to a Registration Statement under Sections 3, 4 or 5 of this Agreement, to the extent (i) requested (A) by the Company, the Initiating Holders or the S-3 Initiating Holders, as the case may be, in the case of a non-underwritten public offering and (B) by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering and (ii) all of the Company's executive officers, directors and holders in excess of one percent (1%) of its outstanding capital stock execute agreements identical to those referred to in this Section 6(a), agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the period beginning on the fifteenth (15th) day prior to the expected effective date (as determined by the Company, which shall notify the Designated Holders of such date in writing) of such Registration Statement and ending on the ninetieth (90th) day following the actual effective date of such Registration Statement, or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party (except as part of such registration). No Designated Holder of Registrable Securities subject to the foregoing restrictions shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6(a) unless all other Designated Holders of Registrable Securities subject to the same obligation are also released. Further, to the extent that any Designated Holder is subject to any trading restriction policy, or other similar policy, adopted by the Board of Directors, such Designated Holder shall comply with the applicable restrictions of such policy.

                  (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the fifteenth (15th) day prior to the expected effective date (as determined by the Company) of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and

(ii) 90 days after the actual effective date of such Registration Statement (except as part of such registration).

         7.       Registration Procedures.

                  (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or
Section 5 of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                           (i)      prepare and file with the Commission (as
promptly as practicable, but in any event not later than sixty (60) days after receipt of a request to file a Registration Statement with respect to Registrable Securities) a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector (as hereinafter defined) with an opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                           (ii)     prepare and file with the Commission such
amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days (except in the case of a registration filed pursuant to Rule 415 of the Securities Act or any successor rule or regulation) and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                           (iii)    furnish to each seller of Registrable
Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (iv)     register or qualify such Registrable
Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                           (v)      notify each seller of Registrable Securities
at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (vi)     enter into and perform customary agreements
(including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3,
Section 4 or Section 5, as the case may be) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Approved Underwriter or Company Underwriter;

                           (vii)    make available at reasonable times for
inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney or accountant retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                           (viii)   if such sale is pursuant to an underwritten
offering, obtain a "cold comfort" letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter reasonably requests;

                           (ix)     furnish, at the request of any seller of
Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

                           (x)      comply with all applicable rules and
regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (xi)     cause all such Registrable Securities to be
listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

                           (xii)    cooperate with each seller of Registrable
Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                           (xiii)   use its commercially reasonable efforts to
cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                           (xiv)    keep each seller of Registrable Securities
advised as to all material developments of any registration under Sections 3, 4 or 5 hereunder;

                           (xv)     provide officers' certificates and other
customary closing documents; and

                           (xvi)    take all other steps reasonably necessary to
effect the registration of the Registrable Securities contemplated hereby and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities pursuant thereto.

                  (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing. If any seller of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities in a timely manner after written request therefor, the Company may exclude such seller's Registrable Securities from a registration under Sections 3, 4 or 5 hereof.

                  (c) Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

                  (d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification), regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as "Registration Expenses." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Designated Holders' Registrable Securities and shall bear the fees and expenses of their own counsel.

         8.       Indemnification; Contribution.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, affiliates, members, employees and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable costs and expenses of legal counsel or otherwise arising from any investigation, action or proceeding, whether commenced or threatened, in respect to any of the foregoing) (each, a "Liability" and collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

                  (b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees severally to indemnify and hold harmless the Company, the other Designated Holders who participate in the Registration Statement, any underwriter retained by the Company and each Person who controls the Company, the other Designated Holders who participate in the Registration Statement or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders (including indemnification of their respective partners, directors, officers, members and employees), but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this
Section 8(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification or contribution hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this
Section 8, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Indemnifying Party's written consent if (i) such settlement is entered into more than thirty (30) business days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.

                  (d) Contribution. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by any Designated Holder shall be limited to the net proceeds received by such Designated Holder in the offering.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         9. Rule 144. The Company covenants that from and after the IPO Effectiveness Date it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

         10.      Miscellaneous.

                  (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to
(i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

                  (b) No Inconsistent Agreements. The Company hereby represents and warrants that it has not previously entered into any agreement granting registration rights to any Person with respect to any securities of the Company except as set forth in the Rights Agreement and the Stockholders Agreement. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities that provides for the priority in registration of such securities over the Registrable Securities held by the Designated Holders or which rights are otherwise inconsistent with the rights granted in this Agreement.

                  (c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                  (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company and Designated Holders holding more than 50% of the Registrable Securities; provided, however, that (i) no amendment, modification, supplement, waiver or consent to depart from the provisions hereof shall be effective if such amendment, modification, supplement, waiver or consent to depart from the provisions hereof materially and adversely affects the substantive rights or obligations of one Designated Holder, or group of Designated Holders, without a similar and proportionate effect on the substantive rights or obligations of all Designated Holders, unless each such disproportionately affected Designated Holder consents in writing thereto; (ii) any amendment with respect to Sections 6(a), 10(d) or 10(f) hereof shall require the written consent of each Designated Holder; (iii) to the extent that it in any way affects the Demand Registration rights of BancAmerica, any amendment to Section 3(a) shall require the written consent of BancAmerica; and (iv) to the extent that it in any way affects the Incidental Registration rights of the Francis Stockholders, any amendment to Section 3(b) (but not including an amendment, waiver or consent to any other provision of Section 3 that may affect the rights provided in Section 3(b)) and the first and second sentences of Section 4(a) shall require the written consent of the Francis Stockholders.

                  (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (i)      if to the Company:

                           AMN Healthcare Services, Inc.
                           12235 El Camino Real, Suite 200
                           San Diego, CA 92130
                           Telecopy:  (877) 282-0384
                           Attention:  Susan R. Nowakowski
                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Telecopy:  (212) 757-3990
                           Attention:  John C. Kennedy, Esq.

                           (ii)     if to the HWP Stockholders:

                           c/o Haas Wheat & Partners, L.P.
                           300 Crescent Court
                           Suite 1700
                           Dallas, TX 75201
                           Telecopy:  (214) 871-8317
                           Attention: Douglas D. Wheat

                           (iii)    if to BancAmerica:

                           BancAmerica Capital Investors SBIC I, L.P.
                           Bank of America Corporate Center
                           100 North Tryon Street, 25th Floor
                           Charlotte, NC 28255
                           Telecopy:  (704) 386-6432
                           Attention:  Walker L. Poole

                           with a copy to:

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           100 North Tryon Street
                           Suite 4200
                           Charlotte, NC 28202
                           Telecopy:  (704) 331-7598
                           Attention:  Henry W. Flint, Esq.

                           (iv)     if to the Francis Stockholders:

                           c/o AMN Healthcare Services, Inc.
                           12235 El Camino Real, Suite 200
                           San Diego, California 92130
                           Telecopy:  (858) 792-0299
                           Attention:  Steven C. Francis

         All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; one (1) Business Day after delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and one

(1) Business Day after receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

                  (f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights, incidental registration rights and the S-3 Registration rights and the other rights of the HWP Stockholders hereunder may be (i) with respect to any Registrable Security that is transferred to an Affiliate of the HWP Stockholders (or if any of the HWP Stockholders is a partnership, limited liability company or corporation, to any such partner, member or stockholder thereof), transferred to such Affiliate (or such partner, member or stockholder) and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate of the HWP Stockholders, transferred only if the transferee receives in one transaction or series of related transactions Registrable Securities representing at least five percent (5%) of the Common Stock outstanding on the date of such transaction (or the first transaction in a series of transactions). The Demand Registration rights and incidental registration rights and the other rights of BancAmerica hereunder may be (i) with respect to any Registrable Security that is transferred to an Affiliate of BancAmerica (or if BancAmerica is a partnership, limited liability company or corporation, to any such partner, member or stockholder thereof), transferred to such Affiliate (or such partner, member or stockholder) and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate of BancAmerica, transferred only if the transferee receives in one transaction or series of related transactions Registrable Securities representing at least five percent (5%) of the Common Stock outstanding on the date of such transaction (or the first transaction in a series of transactions). The incidental or "piggy-back" registration rights of the Francis Stockholders contained in Sections 3, 4 and 5 hereof and the other rights of the Francis Stockholders hereunder may be (i) with respect to any Registrable Security that is transferred to the estate of Francis or an Affiliate of the Francis Stockholders (or if any of the Francis Stockholders is a partnership, limited liability company or corporation, to any such partner, member or stockholder thereof), transferred to such estate or Affiliate (or such partner, member or stockholder) and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate of the Francis Stockholder, transferred only if the transferee receives in one transaction or series of related transactions Registrable Securities representing at least five percent (5%) of the Common Stock outstanding on the date of such transaction (or the first transaction in a series of transactions). All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

                  (k) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                  (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter. This Agreement supersedes and replaces the Rights Agreement, dated as of November 19, 1999, among the Company, the HWP Stockholders and BancAmerica (the "Rights Agreement") and Section 4 of the Stockholders Agreement, dated as of November 19, 1999, among the Company, the HWP Stockholders and the Francis Stockholders (the "Stockholders Agreement"). The Rights Agreement and Section 4 of the Stockholders Agreement are hereby terminated and have no further force and effect.

                  (m) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  (n) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.


                                AMN HEALTHCARE SERVICES, INC.



                                By: /s/  Steven Francis
                                    --------------------------------------------
                                    Name:  Steven Francis
                                    Title: President and Chief Executive Officer

                                HWH CAPITAL PARTNERS, L.P.

                                By: HWH, L.P., its General Partner

                                By: HWH Incorporated, its General Partner

                                    By: /s/  Douglas D. Wheat
                                        ----------------------------------------
                                        Name:  Douglas D. Wheat
                                        Title: President

                                HWH NIGHTINGALE PARTNERS, L.P.

                                By: HWH NIGHTINGALE, L.P., its General Partner

                                By: HWH NIGHTINGALE, L.L.C., its General Partner


                                    By: /s/  Douglas D. Wheat
                                        ----------------------------------------
                                        Name:  Douglas D. Wheat
                                        Title: Managing Member

                                HWP CAPITAL PARTNERS II, L.P.

                                By: HWP II, L.P., its General Partner

                                By: HWP II, LLC, its General Partner


                                    By: /s/  Douglas D. Wheat
                                        ----------------------------------------
                                        Name:  Douglas D. Wheat
                                        Title: Managing Member

                               HWP NIGHTINGALE PARTNERS II, L.P.

                               By: HWP Nightingale II, L.P., its General Partner

                               By: HWP Nightingale II, LLC, its General Partner


                                   By: /s/  Douglas D. Wheat
                                       -----------------------------------------
                                       Name:  Douglas D. Wheat
                                       Title: Managing Member


                               BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.


                               By: BANCAMERICA CAPITAL
                                   MANAGEMENT SBIC I, LLC, its General Partner


                               By: BancAmerica Capital Management I L.P., its
                                   sole member


                               By: BACM I GP, LLC, its General Partner


                               By: /s/  Walker L. Poole
                                   ---------------------------------------------
                                   Name:  Walker L. Poole
                                   Title: Managing Director


                               /s/  Steven Francis
                               -------------------------------------------------
                               Steven Francis, as Trustee of the Francis
                               Family Trust dated May 24, 1996

                               /s/ Gayle Francis
                               -------------------------------------------------
                               Gayle Francis, as Trustee of the Francis
                               Family Trust dated May 24, 1996

                               /s/  Steven Francis
                               -------------------------------------------------
                               Steven Francis